Exhibit 3.1
THIRD AMENDED AND RESTATED
BYLAWS
OF SPIRIT AEROSYSTEMS HOLDINGS, INC.
(the “Corporation”)
adopted on April 27, 2010
1 MEETING OF STOCKHOLDERS.
     1.1 Annual Meeting of Stockholders. An annual meeting of stockholders shall be held in each year on such date and at such time as may be set by the board of directors of the Corporation (the “Board”) (or by an officer of the Corporation authorized to do so by the Board) for the purpose of electing directors and the transaction of such other business as may properly come before the meeting.
     1.2 Special Meetings of Stockholders. Special meetings of the stockholders for any purpose or purposes may be called at any time by the Board (or by an officer of the Corporation authorized to do so by the Board), the Chief Executive Officer or the Secretary. A special meeting of stockholders may also be called by the holders having a majority of the voting power of all of the Corporation’s outstanding class A common stock, $0.01 par value per share (the “Class A Common Stock”) and class B common stock, $0.01 par value per share (the “Class B Common Stock”), voting together as a single class. Such special meetings may not be called by any other person or persons.
     At any time, upon written request of any person or persons entitled to call and who have duly called a special meeting, it shall be the duty of the Secretary to set the date of the meeting, if such date has not been set by the Board, on a day not more than 60 days after the receipt of the request, and to give due notice of such meeting to the stockholders of the Corporation. If the Secretary shall neglect or refuse to set the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.
     1.3 Place and Notice of Meetings of Stockholders. All meetings of stockholders shall be held at the principal office of the Corporation unless the Board (or an officer of the Corporation authorized to do so by the Board) shall decide otherwise, in which case such meetings may be held at such location within or without the State of Delaware as the Board may from time to time direct. Written notice of the place, day and hour of all meetings of stockholders and, in the case of a special meeting, of the general nature of the business to be transacted at the meeting, shall be given to each stockholder of record entitled to vote at the particular meeting either personally or by sending a copy of the notice through the mail or by overnight courier to the address of the stockholder appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice or by any other means, including electronic means, permitted by law. Except as otherwise provided by the Bylaws, the Certificate of Incorporation or by law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting by the Chief Executive Officer, President or Secretary. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepared, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. A waiver in writing of any written notice required to be given, signed by the person entitled to such notice, whether before or after the time stated, shall be deemed equivalent to the giving of such notice. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where a person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.
     1.4 Nominations by Stockholders of Candidates for Election as Directors. In addition to the nomination by the Board of candidates for election to the Board as hereinafter provided, candidates may be nominated by any stockholder of the Corporation entitled to notice of, and to vote at, any meeting called for the election of directors and who complies with the notice procedures set forth in this Section 1.4. Subject to the last sentence of this section, nominations, other than those made by or on behalf of the Board, shall be made in writing and shall be received by the Secretary of the Corporation not later than (a) with respect to an election of directors to be held at an annual meeting of stockholders, 120 days prior to the anniversary date of the immediately preceding annual meeting, provided that, if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, the stockholder nomination shall be received within 15 days after the public announcement by the Corporation of the date of the annual meeting, and (b), with respect to an election of directors to be held at a special meeting of stockholders, the close of business on the 15th day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made, whichever is earlier. Such nomination shall contain the following information to the extent known to the notifying stockholder: (i) the name, age, business address and residence address of each proposed nominee and of the notifying stockholder; (ii) the principal occupation of each proposed nominee; (iii) a representation that the notifying stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iv) the class and total number of shares of capital stock and other securities of the Corporation that are owned beneficially and of record by the notifying stockholder and by the proposed nominee and, if such securities are not owned solely and directly by the notifying stockholder or the proposed nominee, the manner of beneficial ownership (beneficial ownership has the same meaning as provided in Regulation 13D under the Securities Exchange Act of 1934, as from time to time in effect (and any successor regulation) (the “Exchange Act”)); (v) a description of all arrangements or understandings between the notifying stockholder or any of its affiliates or associates, and any others acting in concert with any of the foregoing, and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the notifying stockholder; (vi) such other information regarding such notifying stockholder and each nominee proposed by such stockholder as would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Exchange Act and the rules and regulations thereunder had the nominee been nominated, or intended to be nominated, by the Board; and (vii) the consent of each nominee to serve as a director of the Corporation if so elected. The Corporation may request any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the qualifications of the proposed nominee to serve as a director of the Corporation. Within 15 days following the receipt by the Secretary of a stockholder notice of nomination pursuant hereto, the Corporate Governance and Nominating Committee shall instruct the Secretary of the Corporation to advise the notifying stockholder of any deficiencies in the notice as determined by the Board. The notifying stockholder shall cure such deficiencies within 15 days of receipt of such notice. No persons shall be eligible for election as a director of the Corporation unless nominated in accordance with the Bylaws. Nominations not made in accordance herewith may, in the discretion of the presiding officer at the meeting and with the advice of the Corporate Governance and Nominating Committee, be disregarded by the presiding officer and, upon his or her instructions, all votes cast for each such nominee may be disregarded. The determinations of the presiding officer at the meeting shall be conclusive and binding upon all stockholders of the Corporation for all purposes. So long as the Minimum Condition is satisfied, the provisions of this section shall not apply to the nomination by any holders of Class B Common Stock of any candidate for election as director; any such nominations shall be governed by clause (a) or (b) of Section 1.5 of these Bylaws. “Minimum Condition” means, at any time, the state of affairs where the total number of outstanding shares of Class B Common Stock is at least 10% of the total number of shares of the Class A Common Stock and Class B Common Stock outstanding.
     1.5 Advance Notice of Other Matters to be Presented by Stockholders. At any annual meeting or special meeting of stockholders, only such business as is properly brought before the meeting in accordance with this paragraph may be transacted. To be properly brought before any meeting, any proposed business must be either (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board or, so long as the Minimum Condition is satisfied, by holders of a majority of the voting power of all of the outstanding Class A Common Stock and Class B Common Stock, voting together as a single class, (b) otherwise properly brought before the meeting by or at the direction of the Board or, so long as the Minimum Condition is satisfied, by holders of a majority of the voting power of all of the outstanding Class A Common Stock and Class B Common Stock, voting together as a single class, or (c) if brought before the meeting by a stockholder other than holders of a majority of the voting power of all of the outstanding Class A Common Stock and Class B Common Stock, voting together as a single class, then (1) written notification of such proposed business (a “Stockholder Notification”) must have been received by the Secretary of the Corporation from a stockholder of record on the record date for the determination of stockholders entitled to vote at such meeting not later than (i), with respect to business to be proposed at an annual meeting of stockholders, 120 days prior to the anniversary date of the immediately preceding annual meeting (provided, that if the date of the annual meeting is more than 30 days before or after the anniversary date of the immediately preceding annual meeting, the Stockholder Notification must have been received within 15 days after the public announcement by the Corporation of the date of the annual meeting) and (ii) with respect to business to be proposed at a special meeting of stockholders, the close of business on the 15th day following the date on which notice of such meeting is first given to stockholders or public disclosure of the meeting is made, whichever is earlier. Such Stockholder Notification shall set forth (A) a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (B) as to the stockholder giving notification, (i) the name and address of such stockholder and (ii) the class or series and total number of all shares of the Corporation that are owned beneficially and of record by such stockholder and, if such shares are not beneficially owned solely and directly by such stockholder, the beneficial owner(s) of such shares. Within 15 days following receipt by the Secretary of a Stockholder Notification pursuant hereto, the Corporation shall advise the stockholder of any deficiencies in the Stockholder Notification. The notifying stockholder may cure such deficiencies within 15 days after receipt of such advice, failing which the Stockholder Notification shall be deemed invalid.
     1.6 Quorum for Stockholder Meetings. At any meeting of the stockholders, the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes which all stockholders are entitled to vote upon a matter shall constitute a quorum for the transaction of business upon such matter, and the stockholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. If a meeting cannot be organized because a quorum has not attended, those present may, except as otherwise provided by law, adjourn the meeting to such time and place as they may determine, but in the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors.
     1.7 Voting. Except as otherwise provided in the Corporation’s Certificate of Incorporation (including in respect of the voting rights of shares of the Class B Common Stock), each stockholder of record shall have, at every stockholders’ meeting, one vote for every share standing in his or her name on the books of the Corporation. “Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on November 16, 2006, of the Corporation, as it may from time to time be amended and in effect in accordance with law, and shall include any certificate of designations determining the designation, voting rights, preferences, limitations and special rights of any shares of the Corporation which have been adopted by the Board as permitted by the certificate of incorporation and the law, as then in effect.
     1.8 Proxies. Every stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. A proxy may be submitted to the Secretary by a stockholder in writing, by telephone, electronically or any other means permitted by law.
     1.9 Required Votes for Stockholder Action. Except in respect of the election of directors (as to which a plurality of the votes of the shares entitled to vote on the election of a director and voted in favor thereof shall be required), all questions submitted to the stockholders and all actions by the stockholders shall be decided by the affirmative vote of the stockholders present, in person or by proxy, entitled to cast at least a majority of the votes which all stockholders present are entitled to vote on the matter, unless otherwise provided by the Certificate of Incorporation, the Bylaws or by law. For purposes of this section, in the event that a holder of shares of a class or series which are entitled to vote on a matter is present in person or by proxy at a meeting but is not permitted by reason of a legal disability or by a contractual restriction or otherwise to vote the shares such holder holds on such matter, the shares held by such holder and not so permitted to be voted shall nevertheless be considered entitled to vote and present for purposes of determining the number of votes required for stockholder action.
     1.10 Ballots; Judges of Election. Elections for directors need not be by ballot but the Board or the presiding officer at a meeting of stockholders may direct the use of ballots for voting at the meeting. In advance of any meeting of stockholders, the Board may appoint judges of election who need not be stockholders to act at such meeting or any adjournment thereof, and if such appointment is not made, the presiding officer of any such meeting may, and on request of any stockholder or his proxy shall, make such appointment at the meeting. The number of judges shall be one or three and, if appointed at a meeting on request of one or more stockholders or their proxies, the majority of the shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a judge. In case any person appointed as judge fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Board in advance of the convening of the meeting or at the meeting by the person or officer presiding at the meeting. On request of the presiding officer of the meeting or of any stockholder or his proxy, the judges shall make a report in writing of any challenge or question or matter determined by them and execute a certificate of any fact found by them.
     1.11 Action by Consent Without a Meeting. To the fullest extent and in the manner permitted by law, any action required or permitted to be taken at a meeting of the stockholders or of a class or series of stockholders may be taken without a meeting of the stockholders or of such class or series of stockholders upon the consent in writing signed by such stockholders who would have been entitled to vote the minimum number of votes that would be necessary to authorize the action at a meeting at which all the stockholders entitled to vote thereon were present and voting. The consents shall be filed with the Secretary.
     1.12 List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting at least 10 days prior to the meeting during ordinary business hours at the principal place of business of the Corporation. A list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be examined by any stockholder who is present. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 1.12 or to vote in person or by proxy at any meeting of stockholders.
2. BOARD OF DIRECTORS.
     2.1 Authority of the Board of Directors. Except as otherwise provided by law and subject to the provisions of the Certificate of Incorporation and the Bylaws, all powers vested by law in the Corporation may be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, a Board that shall be constituted as provided by law, the Certificate of Incorporation and the Bylaws.
     2.2 Number, Qualification, Election and Term of Directors.
          (a) The business of the Corporation shall be managed by the Board, which shall consist of three or more directors and may be increased or decreased at any time and from time to time by the entire Board without amendment to the Bylaws; provided, that no reduction in the number of members shall end the term of office of any director earlier than such term of office would otherwise end. Except as otherwise provided by statute or these Bylaws, directors shall be elected at each annual meeting of stockholders by a plurality of votes cast and shall hold office until the next annual meeting of stockholders and until the election and qualification of their respective successors, subject to such director’s earlier death or disability and subject to the provisions of Section 2.9 of these Bylaws. As used in these Bylaws, the term “entire Board” means the total number of directors which the Corporation would have if there were no vacancies on the Board.
          (b) Notwithstanding anything to the contrary herein, during the period that the Special Security Agreement (the “Security Agreement”) by and between Onex Corporation (“Onex”), the Corporation and the Department of Defense (“DoD”), as amended from time to time, is in force, the Board shall be elected by the stockholders of the Corporation in accordance with the other provisions of these Bylaws and shall be composed of:
               (i) a minimum of three individuals who have no prior relationship with the Corporation or any entity controlled by Onex, except as otherwise allowed by DoD (the “Outside Directors”);
               (ii) one or more representatives of Onex (the “Inside Directors”); and
               (iii) one or more cleared officers of the Corporation (the “Officer/Directors”).
During the period that the Security Agreement is in force, the number of Inside Directors shall not exceed the combined total of Outside Directors and Officer/Directors. Except as specifically provided herein, each member of the Board, however characterized by this Section 2.2, shall have all of the rights, powers, and responsibilities conferred or imposed upon directors of the Corporation by applicable statutes and regulations, and by the Corporation’s Certificate of Incorporation and these Bylaws. During the period that the Security Agreement is in force, the Chairman of the Board, as well as the Corporation’s key management personnel,1 must be resident citizens of the United States who have or who are eligible to possess DoD personnel security clearances at the level of the Corporation’s facility security clearance. In addition, during the period that the Security Agreement is in force, the Chairman of the Board shall not be an Inside Director. All directors of the Corporation shall satisfy the pertinent requirements established in Section 2.2(c) of these Bylaws. During the period that the Security Agreement is in force, the Outside Directors may not be removed without prior notice to, and written notice stating no objection from, the Defense Security Service (“DSS”). During the period that the Security Agreement is in force, appointments of new or replacement Outside Directors must be approved by DSS.
          (c) In addition to the requirements set forth in Section 2.2(b) hereof, during the period that the Security Agreement is in force, the members of the Board shall meet the following additional requirements:
               (i) Officer/Directors and Outside Directors shall be resident citizens of the United States and have or be eligible to have DoD personnel security clearances at the level of the Corporation’s facility security clearance;
               (ii) Outside Directors shall have been approved by DSS as satisfying the appropriate DoD personnel security requirements and the applicable provisions of the Security Agreement; and
               (iii) Inside Directors, in their capacity as directors of the Corporation, shall not have DoD personnel security clearances, regardless of citizenship, and they shall be formally excluded from access to classified information by resolution of the Board.
     2.3 Nomination of Directors. Only persons who are nominated in accordance with the provisions set forth in these Bylaws shall be eligible to be elected as directors at an annual or special meeting of stockholders. Nomination for election to the Board shall be made by the Board or Corporate Governance and the Nominating Committee of the Board. Nomination for election of any person to the Board may also be made by a stockholder as provided in Sections 1.4 and 1.5 of these Bylaws.
     2.4 Quorum and Manner of Acting.
          (a) No action may be taken by the Board, or any committee thereof, in the absence of a quorum.

[1]	For purposes of these Bylaws, “key management personnel” shall have the meaning currently ascribed to it under paragraph 2-104 of the National Industrial Security Program Operating Manual (“NISPOM”): The senior management official and the Facility Security Officer must always be cleared to the level of the facility security clearance. Other officials, as determined by the DSS, must be granted a personnel security clearance or be excluded from access to classified information.

          (b) A majority of the Board, including at least one Inside Director and one Outside Director, shall be necessary to constitute a quorum. Where the Board is composed, in its entirety, of an even number of members and a quorum consists of all the members of the Board, then the Chairman of the Board shall have the authority to cast the deciding vote in case of a tie among the members.
          (c) Action of the Board shall be authorized by the vote of a majority of the directors present at the time of the vote if there is a quorum, unless otherwise provided by law or these Bylaws. In the absence of a quorum a majority of the directors present may adjourn any meeting from time to time until a quorum is present.
          (d) Notwithstanding anything to the contrary herein, the Board shall not be authorized to take any of the actions specified in Section 2.4(d)(i) or 2.4(d)(ii) below unless it shall have received, with respect to each such action, the prior approval of holders of a majority of the voting power of the outstanding common stock of the Corporation:
               (i) any merger or consolidation which would require authorization by the Corporation’s stockholders pursuant to Subchapter IX of the General Corporation Law of the State of Delaware (the “DGCL”) as then in effect; or
               (ii) any sale, lease or exchange of assets of the Corporation or any dissolution or winding up of the Corporation, which in any such case would require authorization by the Corporation’s stockholders pursuant to Subchapter X of the DGCL as then in effect.
     2.5 Annual Organizational Meeting of the Board. The Board shall hold an annual organizational meeting immediately following the annual meeting of the stockholders at the place thereof, without notice in addition to the notice of the annual meeting of stockholders, or at such other time as soon as practicable after such meeting as the Board shall determine and shall at the annual organizational meeting elect a Chief Executive Officer, a President, a Secretary and a treasurer of the Corporation and such other officers of the Corporation as shall be provided by the Bylaws or determined by the Board to be appropriate, shall establish the standing committees of the Board provided by the Bylaws and may take such other action as the Board determines to be appropriate. Officers of the Corporation and standing and other committees of the Board may also be elected at any other time by the Board.
     2.6 Other Meetings of the Board. All meetings of the Board, other than the annual organizational meeting, shall be held at the principal office of the Corporation unless the Board (or the person or persons entitled to call and calling the meeting) shall decide otherwise, in which case such meetings may be held at such location within or without the State of Delaware as the Board (or the person or persons entitled to call and calling the meeting) may from time to time direct. Regular meetings of the Board shall be held at such time (and place) in accordance with such schedule as the Board shall have determined in advance and no further notice of regular meetings of the Board shall be required. The Non-Management Directors (i.e., directors who are not then serving as executive officers of the Corporation or any subsidiary) may meet in their discretion without any member of management present to consider the overall performance of management and the performance of the role of the Non-Management Directors in the governance of the Corporation; such meetings may be held in connection with a regularly scheduled meeting of the Board or as the Non-Management Directors shall otherwise determine. The Independent Directors shall meet without any other director from time to time as they determine is appropriate. Special meetings of the Board may be called by the Chairman of the Board (if any), a Vice Chairman of the Board, (if any) the President or by any two or more directors by giving written notice at least two business days in advance of the day and hour of the meeting to each director (unless it is determined by the president or the Chairman of the Board (if any) to be necessary to meet earlier, in which case no less than 24 hours written notice shall be given), either personally or by facsimile, or other means including electronic means permitted by law. Attendance at any meeting of the Board shall be a waiver of notice thereof, unless such lack of notice is protested at the outset of the meeting. If all the members of the Board are present at any meeting, no notice of the meeting shall be required. “Independent Director” means a director who meets the criteria of independence established by the standards for the listing of the Class A Common Stock of the Corporation on the New York Stock Exchange and the Exchange Act and the rules and regulations promulgated thereunder, in order for such director to be treated as independent under such listing standards; provided, however, that, for purposes of Section 6.4 hereof, a director shall not be considered to be independent unless he or she, in addition to satisfying the foregoing requirements, has, directly or indirectly, no personal or financial interest, material to such director, in the transaction or category of transaction he or she is to review and vote on.
     2.7 Board or Committee Action Without a Meeting. Any action required or permitted to be taken by the Board or by any committee of the Board may be taken without a meeting if all of the members of the Board or of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents by the members of the Board or the committee shall be filed with the minutes of the proceeding of the Board or of the committee.
     2.8 Participation in Board or Committee Meetings by Conference Telephone. Any or all members of the Board or of any committee of the Board may participate in a meeting of the Board or a committee thereof by means of a conference telephone or other communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.
     2.9 Resignation and Removal of Directors.
          (a) Any director may resign at any time by delivering his resignation in writing to the President or Secretary of the Corporation, to take effect at the time specified in the resignation. The acceptance of a resignation, unless required by its terms, shall not be necessary to make it effective.

          (b) A director may only be removed by holders of a majority of the voting power of all of the outstanding Class A Common Stock and Class B Common Stock, voting together as a single class, which may remove any member of the Board for any reason permitted by the provisions of applicable state law or the Corporation’s Certificate of Incorporation or these Bylaws.
          (c) If a director is removed in accordance with Section 2.9(b) of these Bylaws during the period that the Security Agreement is in force,
               (i) the removal of an Outside Director shall not become effective until that director, the Corporation, and DSS have been notified, DSS provides written notification stating no objection, and a successor who is qualified to become an Outside Director within the terms of the Security Agreement has been nominated by the Corporation and approved by DSS;
               (ii) notification to DSS of the removal of an Outside Director shall be the responsibility of the Secretary through the Facility Security Officer of the Corporation, and except as noted in Section 2.9(c)(iii) of these Bylaws, must be given at least twenty (20) days prior to the proposed removal date; and
               (iii) notwithstanding the foregoing, however, if immediate removal of any Outside Director is deemed necessary to prevent actual or possible violation of any statute or regulation, or actual or possible damage to the Corporation, the Outside Director may be removed at once, although DSS shall be notified prior to or concurrently with such removal.
          (d) Except as provided by this Section 2.9(d), the obligation of an Outside Director to abide by and enforce the Security Agreement shall terminate when the director leaves office, but nothing herein shall relieve the departing Outside Director of any responsibility that the director may have, pursuant to the laws and regulations of the United States, not to disclose classified or controlled unclassified information obtained during the course of the director’s service on the Board, and such responsibility shall not terminate by virtue of the Outside Director leaving office. The Corporation’s Facility Security Officer shall advise the departing Outside Director of such responsibility when the Outside Director leaves office, but the failure of the Corporation to so advise the Outside Director shall not relieve the Outside Director of any such responsibility.
     2.10 Chairman and Vice Chairman of the Board. The Board may, by resolution adopted by a majority of the entire Board, at any time designate one of its members as Chairman of the Board. The Chairman of the Board shall be a member of the Board and, during the period that the Security Agreement is in force, a resident citizen of the United States who has, or is eligible to possess, a DoD personnel security clearance at the level of the Corporation’s facility security clearance. During the period that the Security Agreement is in force, an Inside Director may not serve as Chairman of the Board. If present, the Chairman of the Board shall preside at each meeting of the Board or the stockholders, shall be responsible for the orderly conduct by the Board of its oversight of the business and affairs of the Corporation and its other duties as provided by law, the Certificate of Incorporation and these Bylaws and shall have such other authority and responsibility as the Board may designate. The Board may, by resolution adopted by a majority of the entire Board, at any time also designate one or more of its members as Vice Chairman of the Board. The Vice Chairman of the Board shall be a member of the Board and, during the period that the Security Agreement is in force, a resident citizen of the United States who has, or is eligible to possess, a DoD personnel security clearance at the level of the Corporation’s facility security clearance. During the period that the Security Agreement is in force, an Inside Director may not serve as Vice Chairman of the Board. A Vice Chairman of the Board shall assist the Chairman of the Board in the conduct of his or her duties, including by presiding at meetings of the Board in the absence of the Chairman of the Board, and shall have such other authority and responsibility as the Board may designate. A Chairman or Vice Chairman of the Board shall not be considered an officer of the Corporation unless otherwise provided by the Board. The position of Chairman of the Board shall not be held by the then current Chief Executive Officer of the Corporation.
     2.11 Vacancies. In the event of any vacancy on the Board, however occurring, the Corporation shall give prompt notice of such vacancy to Onex and DSS through its Facility Security Officer, and such vacancy shall be filled promptly by the affirmative vote of a majority of directors then in office or a remaining sole director or in accordance with Section 1.9 of these Bylaws, the stockholders of the Corporation. In the event of a vacancy caused by the resignation, death, disability or removal of an Outside Director, such vacancy shall not exist for a period of more than ninety (90) days after such Outside Director’s resignation, death, disability or removal unless DSS is notified of the delay. At such time that the Security Agreement is no longer in effect and there is a vacancy on the Board, vacancies on the Board (including any vacancy created by an increase in the size of the Board) may be filled by the affirmative vote of a majority of directors then in office or by a remaining sole director. If there are no directors in office, then an election of directors may be held in the manner provided by statute by a plurality of the votes cast by the holders of shares of capital stock entitled to vote at a special meeting of stockholders called for that purpose in accordance with Section 1.9 of these Bylaws.
     2.12 Compensation. Directors and members of the committees of the Board shall receive such compensation as the Board determines, together with reimbursement of their reasonable expenses in connection with the performance of their duties, all as permitted by law. A director may also be paid for serving the Corporation, its affiliates or subsidiaries in other capacities.
     2.13 Indemnification and Advancement of Defense Costs for Directors and Officers.
(a)	Right to Indemnification.

Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, as a director or officer of the Corporation, is or was serving at the written request of the Corporation’s Board of Directors or its designee as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law, including but not limited to the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) initiated by such person was authorized by the board of directors of the Corporation. Such right shall include the right to be paid by the Corporation expenses, including attorney’s fees, incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, in which such director or officer agrees to repay all amounts so advanced if it should be ultimately determined by a court or other tribunal that such person is not entitled to be indemnified under this Section or otherwise.
(b)	Right of Claimant to Bring Suit.

(i) If a claim under paragraph (a) is not paid in full by the Corporation within thirty days after a written claim therefor has been received by the Corporation, the claimant may any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. In any such action, the burden of proof shall be on the Corporation to prove the claimant is not entitled to such payment.

(ii) Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that the claimant is entitled to indemnification or advancement under the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or advancement, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification or advancement.

(c)	Contractual Rights; Applicability.

The right to be indemnified or to the reimbursement or advancement of expenses pursuant hereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

(d)	Requested Service.

Any director or officer of the Corporation serving, in any capacity, and any other person serving as director or officer of, (i) another organization of which a majority of the outstanding voting securities representing the present right to vote for the election of its directors or equivalent executives is owned directly or indirectly by the Corporation, or (ii) any employee benefit plan of the Corporation or of any organization referred to in clause (i), shall be deemed to be doing so at the written request of the Corporation’s Board of Directors.

(e)	Non-Exclusivity of Rights.

The rights conferred on any person by paragraphs (a) through (d) above shall not be exclusive of and shall be in addition to any other right which such person may have or may hereafter acquire under any statute, provision of the Certificate of Incorporation, Code of Regulations, bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

(f)	Insurance.

The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.
     2.14 Performance of Duties by Outside Directors. During the period that the Security Agreement is in force, the Outside Directors in their capacity as directors of the Corporation shall vote and act on all matters in accordance with their best efforts.2

[2]	For purposes of these Bylaws and the Security Agreement, the term “best efforts” signifies performance of duties reasonably and in good faith, in the manner believed to be in the best interests of the Corporation but consistent with the national security concerns of the United States, and with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances.

3. COMMITTEES.
     3.1 Committees of the Board. The Board may, by resolution adopted by a majority of the entire Board, at any time designate one or more committees, each committee to consist of one or more of the directors of the Corporation, except as otherwise provided by the Bylaws. In the absence or disqualification of any member of a committee, the member or members present at a meeting of the committee and not disqualified, whether or not a quorum, may unanimously appoint another director to act at the meeting in place of the absent or disqualified member; provided, that only an Outside Director may be appointed to act in the place of any absent or disqualified Outside Director, and only an Officer/Director or Outside Director may be appointed to act in the place of an absent or disqualified Officer/Director. Any such committee, to the extent provided in such resolution, shall have and may exercise any or all of the authority and responsibility of the Board in the management of the business and affairs of the Corporation, except as otherwise provided by law, the Certificate of Incorporation or the Bylaws. Except as otherwise provided by the Certificate of Incorporation, the Bylaws or action of the Board, with respect to the GSC and the Audit Committee, a majority of the Committee shall be necessary to constitute a quorum. With respect to all other standing committees of the Board, including the Compensation Committee, a majority of each such committee, including, for so long as the Security Agreement remains in effect, at least one Outside Director and one Inside Director, shall be necessary to constitute a quorum. Each committee shall keep a record of its actions and all material actions taken by a committee, other than the GSC (as defined below), on behalf of the Board shall be reported to the full Board periodically. In all other respects, the Board may, by resolution adopted by a majority of the entire Board, establish rules of procedure for a committee, including designating a member of a committee as its chair, and a committee shall meet as provided by those rules or by resolutions of the Board. In the absence of such rules each committee shall conduct its business in the same manner as the Board conducts its business pursuant to Article II. In the absence of the designation by the Board of the chairman of a committee or the adoption by the Board of rules of procedure for a committee, the committee may adopt its own rules of procedure and elect its chair. In the event any or all of the members of any committee are required to be independent under any then applicable listing standards to which the Company is subject or any other legal requirement, for the performance of some, but not all, of the duties of such committee, the Board may establish a separate committee for the performance of only those duties the performance of which requires such independent directors.
          The Board shall approve a charter describing the purposes, functions and responsibilities of each standing committee of the Board. Each standing committee of the Board shall prepare and recommend to the Board for its approval the committee’s charter. Each standing committee of the Board shall have the authority and responsibility provided by its Board-approved charter, subject to further action by the Board, and no further authorization of the Board shall be necessary for actions by a committee within the scope of its charter. Any other committee of the Board may likewise prepare and recommend to the Board a charter for the committee and shall have the authority and responsibility provided by its Board-approved charter.

     3.2 Government Security Committee.
          (a) As long as the Security Agreement shall remain in force and effect, the Board shall establish and maintain, in accordance with the provisions of the Security Agreement, a committee of the Board, to be known as the Government Security Committee (“GSC”), consisting of all Outside Directors and Officer/Directors, to ensure that the Corporation maintains policies and procedures to safeguard the classified and controlled unclassified information in the possession of the Corporation, and to ensure that the Corporation complies with the DoD Security Agreement (DD Form 441 or its successor form), the Security Agreement, appropriate contract provisions regarding security, United States Government export control laws and the National Industrial Security Program (“NISP”).
          (b) The GSC shall designate one of the Outside Directors to serve as Chairman of the GSC.
          (c) The members of the GSC shall exercise their best efforts to ensure the implementation within the Corporation of all procedures, organizational matters and other aspects pertaining to the security and safeguarding of classified and controlled unclassified information called for by the Security Agreement, including the exercise of appropriate oversight and monitoring of the Corporation’s operations to ensure that the protective measures contained in the Security Agreement are effectively maintained and implemented throughout its duration.
          (d) The Chairman of the GSC shall designate a member to be secretary of the GSC. The secretary’s responsibilities shall include ensuring that all records, journals and minutes of GSC meetings and other documents sent to or received by the GSC are prepared and retained for inspection by DSS.
          (e) A Facility Security Officer (“FSO”) shall be appointed by the Corporation and shall be the principal advisor to the GSC concerning the safeguarding of classified information. The FSO’s responsibilities shall include the operational oversight of the Corporation’s compliance with the requirements of the NISP. The advice and consent of the Chairman of the GSC is required in selecting the FSO. In addition, should management initiate action to remove the FSO from his or her position, the Chairman must be advised of, and consent to, this action.
          (f) The members of the GSC shall exercise their best efforts to ensure that the Corporation develops and implements a Technology Control Plan (“TCP”) no later than forty-five (45) calendar days following the execution of the Security Agreement, which shall be subject to approval by DSS. The GSC shall have authority to establish the policies for the Corporation’s TCP. The TCP shall prescribe measures to prevent the unauthorized disclosure or export of controlled unclassified information consistent with applicable United States laws.
          (g) A Technology Control Officer (“TCO”) shall be appointed by the Corporation. The TCO shall report to the GSC as its principal advisor concerning the protection of controlled unclassified information. The TCO’s responsibilities shall include the establishment and administration of all intracompany procedures to prevent the unauthorized disclosure or export of controlled unclassified information and to ensure that the Corporation otherwise complies with the requirements of United States Government export control laws.
          (h) The GSC shall ensure that any administrative services provided to the Corporation by Onex or any entity controlled by Onex do not circumvent the requirements of the Security Agreement. The Corporation shall notify DSS and the GSC of the proposed administrative services to be provided to the Corporation (including its subsidiaries and affiliates) by Onex or any entity controlled by Onex. Upon DSS’ confirmation that the identified administrative services are acceptable, DSS shall issue an interim approval for those services. Thereafter, the GSC shall certify in writing that it is effectively monitoring the administrative services being provided, and that said administrative services do not allow Onex or any entity controlled by Onex to control or influence the management or business of the Corporation in violation of the Security Agreement. The initial GSC certification referenced in Section 7.08 of the Security Agreement shall be provided to DSS within forty-five (45) calendar days of the execution of the Security Agreement, or in the case of an existing Security Agreement, within forty-five (45) calendar days of the DSS interim approval referenced above, and subsequent annual GSC certifications shall be included in the Corporation’s annual report as provided in Section 9.02 of the Security Agreement. Onex or any entity controlled by Onex shall not provide any administrative services to the Corporation that have not been reviewed and approved by DSS in accordance with Section 7.08 of the Security Agreement.
          (i) Discussions of classified and controlled unclassified information by the GSC shall be held in closed sessions and accurate minutes of such meetings shall be kept and shall be made available only to such authorized individuals as are so designated by the GSC.
          (j) Upon taking office, the GSC members, the FSO, and the TCO shall be briefed by a DSS representative on their responsibilities under the NISP, United States Government export control laws and the Security Agreement.
          (k) Each member of the GSC, the FSO and the TCO shall exercise his best efforts to ensure that all provisions of the Security Agreement are carried out; that the Corporation’s directors, officers and employees comply with the provisions thereof; and that DSS is advised of any known violation of, or known attempt to violate, any provision thereof, appropriate contract provisions regarding security, United States Government export control laws and the NISP.
          (l) Each member of the GSC shall execute, for delivery to DSS, upon accepting his appointment and thereafter at each annual meeting of the Corporation with DSS as established by the Security Agreement, a certificate acknowledging the protective security measures taken by the Corporation to implement the Security Agreement. Each member of the GSC shall further acknowledge his agreement to be bound by, and to accept his responsibilities under, the Security Agreement and acknowledge that the

United States Government has placed its reliance on him as a United States citizen and as the holder of a personnel security clearance to exercise his best efforts to ensure compliance with the terms of the Security Agreement and the NISP.
          (m) Each officer of the Corporation with a personnel security clearance shall exercise his best efforts to ensure that the terms and conditions of the Security Agreement are complied with by the Parties. Upon the effective date of the Security Agreement and annually thereafter, each such officer shall execute, for delivery to DSS a certificate (i) acknowledging the protective security measures taken by the Corporation to implement the Security Agreement; and (ii) acknowledging that the United States Government has placed its reliance on him as a resident citizen of the United States, and as a holder of a personnel security clearance, to exercise his best efforts to ensure compliance with the terms and conditions of the Security Agreement by the parties thereto.
          (n) (i) The Inside Directors shall:
                    (A) not have access to the classified information; access to controlled unclassified information entrusted to the Corporation is prohibited except as permissible under the NISP and applicable U.S. Government laws and regulations;
                    (B) refrain from taking any action to control or influence the Corporation’s classified contracts, its participation in classified programs, or its corporate policies concerning the security of classified and controlled unclassified information;
                    (C) neither seek nor accept the classified or controlled unclassified information entrusted to the Corporation, except as permissible under the applicable U.S. Government laws and regulations; and
                    (D) advise the GSC promptly upon becoming aware of (1) any violation or attempted violation of the Security Agreement or contract provisions regarding industrial security or export control or (2) actions inconsistent with the NISP or applicable U.S. Government laws or regulations.
               (ii) Upon accepting appointment, each Inside Director shall execute, for delivery to DSS, a certificate affirming such director’s agreement to be bound by, and acceptance of the responsibilities imposed by, the Security Agreement, and further acknowledging and affirming the obligations set forth in Section 3.2(n)(i) of these Bylaws.
          (o) The Chairman of the GSC shall also provide, to the extent authorized by the Security Agreement, for regular quarterly meetings among the GSC. At the discretion of the GSC, representatives of Onex and the Corporation’s management personnel may be invited to attend such meetings.
          (p) The GSC shall establish written policies and procedures, and maintain oversight, to provide assurance to itself and DSS that electronic communications between the Corporation and its subsidiaries and Onex or any entity controlled by Onex do not disclose classified or controlled unclassified information without proper authorization. As used herein and in the Security Agreement, the term “electronic communications” means the transfer of information via, including but not limited to, telephone conversations, facsimiles, teleconferences, videoconferences or electronic mail. Policies and procedures shall also provide assurance that electronic communications are not used by Onex and/or any entity controlled by Onex to exert influence or control over the Corporation’s business or management in a manner which could adversely affect the performance of classified contracts.
     3.3 Compensation Committee. The Board shall establish, in accordance with the provisions of the Security Agreement, a permanent committee of the Board, consisting of, for so long as the Security Agreement remains in effect, at least one Outside Director and one Inside Director, to be known as the Compensation Committee. The Compensation Committee shall be responsible for reviewing and approving the Board recommendation for the annual compensation of the Corporation’s key management personnel.
     3.4 Other Committees. The Board, by resolution adopted by a majority of the Board, may designate other committees of one or more directors, which committees shall serve at the pleasure of the Board and shall have such powers and duties as the Board determines.
4. OFFICERS.
     4.1 Officers Generally; Security. The Board shall designate a Chairman of the Board (who shall not be considered an officer of the Corporation unless otherwise provided by the Board), a Chief Executive Officer, a President, one or more Vice Presidents (including an executive Vice President, if the Board so determines), a Secretary, a Treasurer and a General Counsel and shall designate an officer as chief financial officer and an officer as chief accounting officer and may designate such other officers, with such titles, authority and responsibility (including Assistant Vice Presidents, Assistant Treasurers and Assistant Secretaries), as the Board considers appropriate for the conduct of the business and affairs of the Corporation. Any two or more offices may be held by the same individual; provided, that the positions of Chairman of the Board and Chief Executive Officer shall not be held by the same individual. Unless sooner removed by the Board, all officers shall hold office until the next annual organizational meeting of the Board and until their successors shall have been duly elected and qualified, or until such person’s earlier death or resignation. Any officer may be removed from office at any time, with or without cause, by action of the Board. Key management personnel (as defined above) must be resident citizens of the United States who have or who are eligible to possess DoD personnel security clearances at the level of the Corporation’s facility security clearance. Inside Directors shall not be officers of the Corporation or any of its subsidiaries. During the period that the Security Agreement is in force, no officer of the Corporation shall hold a position as an officer or director of Onex or its affiliates, other than with the Corporation and its subsidiaries.

     4.2 Chief Executive Officer. Subject to the control of the Board, the Chief Executive Officer of the Corporation shall have general management of the business of the Corporation, including the appointment of all officers and employees of the Corporation for whose election or appointment no other provision is made in these Bylaws; he shall also have the power, at any time, to discharge or remove any officer or employee of the Corporation other than those officers and employees whose election or appointment is otherwise provided for in these Bylaws, subject to the action thereon of the Board and shall perform all other duties appropriate to this office. Unless otherwise provided by the Board, the Chief Executive Officer shall preside at all meetings of the stockholders.
     4.3 President. The President shall be the chief operating officer of the Corporation, shall assist the Chief Executive Officer in the general supervision of the business and affairs and all other officers of the Corporation and, subject to the direction of the Board, shall have the authority and responsibility customary to such office. In the absence of a Chief Executive Officer and unless otherwise provided by the Board, the President shall preside at all meetings of the stockholders.
     4.4 Vice Presidents. The Board may elect one or more Vice Presidents, with such further titles (including designation as President of a division or operation of the Corporation) and with such authority and responsibility as the Board may determine. In the absence or disability of the President, his duties shall be performed by one or more Vice Presidents as designated by the Board.
     4.5 Chief Financial Officer. The Board shall designate an officer as the chief financial officer of the Corporation, who shall have general supervision of the financial affairs and books on accounts of the Corporation, such other authority and responsibility as the Board may designate and, subject to the direction of the Board, the authority and responsibility customary to such office. In the absence or disability of the chief financial officer, his or her duties may be performed by any other officer designated by him or her, by the President or by the Board. The Chief Executive Officer shall be the chief accounting officer of the Corporation having general supervision of the books and accounts of the Corporation, such other authority and responsibility as the Board may designate.
     4.6 The Treasurer. The Treasurer (who may be the same as or different from the chief financial officer) shall have supervision and custody of all funds and securities of the Corporation and keep or cause to be kept accurate accounts of all money received or payments made by the Corporation, and shall have such other authority and responsibility as provided by the Bylaws or as the Board may designate and, subject to the direction of the Chief Financial Officer (if different) and the Board, the authority and responsibility customary to such office.
     4.7 General Counsel. The Board shall designate a General Counsel for the Corporation, who shall be the Corporation’s chief legal officer and shall have general supervision of the legal affairs of the Corporation and such other authority and responsibility as the Board may designate and, subject to the direction of the Board, the authority and responsibility customary to such office.
     4.8 Secretary. The Secretary shall have custody of the minutes of the meetings of the Board, its committees (with the exception of the GSC to the extent required by Section 3.2 of these Bylaws) and the stockholders, of the Certificate of Incorporation and the Bylaws (as amended from time to time) and such other records of the Corporation as respect its existence and authority to conduct business, shall have such other authority and responsibility as provided by the Bylaws or as the Board may designate and, subject thereto, the authority and responsibility customary to such office. The Secretary shall send out notices of meetings of the Board and stockholders as required by law or the Bylaws. The Secretary shall attend and keep the minutes of meetings of the Board except as the Board may otherwise designate.
     4.9 Assistant Treasurers; Assistant Secretaries. In the absence or disability of the Secretary, his or her duties may be performed by an Assistant Secretary. In the absence or disability of the Treasurer, his or her duties may be performed by an Assistant Treasurer. Such assistant officers shall also have such authority and responsibility as may be assigned to them by the Board.
5. SHARES.
     5.1 Certificates. Shares of the Corporation may be represented by certificates or may be uncertificated, but stockholders shall be entitled to receive share certificates representing their shares as provided by law. Share certificates shall be in such form as the Board may from time to time determine and shall be signed by the Chief Executive Officer or the President and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and embossed with the seal of the Corporation or, if not so signed and sealed, shall bear the engraved or printed facsimile signatures of the officers authorized to sign and the engraved or printed facsimile of the seal of the Corporation. The death, incapacity, resignation or removal of an officer who signed or whose facsimile signature appears on a share certificate shall not affect the validity of the share certificate.
     5.2 Transfers of Record. The shares of the Corporation shall, upon the surrender and cancellation of the certificate or certificates representing the same, be transferred upon the books of the Corporation at the request of the holder thereof, named in the surrendered certificate or certificates, in person or by his legal representatives or by his attorney duly authorized by written power of attorney filed with the Corporation or its transfer agent. In case of loss or destruction of a certificate of stock, another may be issued in lieu thereof in such manner and upon such terms as the Board shall authorize.
     5.3 Record Dates. The Board may set a time, not more than 60 days nor less than 10 days prior to the date of any meeting of the stockholders, or not more than 60 days prior to the date set for the payment of any dividend or distribution or the date for the allotment of rights, or the date when any change or conversion or exchange of shares stock will be made or go into effect, as a record date for the determination of the stockholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares of the Corporation. In such case, only such stockholders as shall be stockholders of record on the date so set shall be entitled to notice of, or to vote at, such meeting, or to receive payment of such dividend or distribution, or to receive such allotment of rights, or exercise such rights, as the case may be, notwithstanding any transfer of shares of the Corporation on the books of the Corporation after any record date set as aforesaid.
     If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of, or to vote, at any such meeting shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of, or to vote, at any such meeting shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
6. MISCELLANEOUS.
     6.1 Seal. The Corporation shall have a seal that shall contain the words “Spirit AeroSystems Holdings, Inc.” and may be affixed to documents of the Corporation as prima facie evidence of the act of the Corporation to the extent provided by law.
     6.2 Fiscal Year. The fiscal year of the Corporation shall end on the 31st day of December.
     6.3 Voting of Shares in Other Corporations. Shares in other corporations which are held by the Corporation may be represented and voted by the president or a vice president of this Corporation or by proxy or proxies appointed by one of them. The Board may, however, appoint some other person to vote the shares.
     6.4 Amendments. These Bylaws may be amended, repealed or adopted by the stockholders or by a majority of the entire Board; provided, that such actions are not inconsistent with the Security Agreement; and provided, further, that only the stockholders may amend or repeal Sections 2.4(d), 2.9(b), 2.9(c) and 2.11 of these Bylaws. Any Bylaw adopted by the Board may be amended or repealed by the stockholders.